_____________________________________________




               FREEPORT-McMoRan COPPER & GOLD INC.

                               and

                MELLON SECURITIES TRUST COMPANY,
                          As Depositary

                               and

                 HOLDERS OF DEPOSITARY RECEIPTS
                     ______________________

                        DEPOSIT AGREEMENT
                     ______________________

                    Dated as of July 1, 1993




          _____________________________________________

                        TABLE OF CONTENTS

                                                             Page

Parties                                                        1
Recitals                                                       1

                            ARTICLE I
                           DEFINITIONS

"Certificate of Designations"                                  1
"Certificate of Incorporation"                                 1
"Common Stock"                                                 2
"Company"                                                      2
"Corporate Office"                                             2
"Deposit Agreement"                                            2
"Depositary"                                                   2
"Depositary Share"                                             2
"Depositary's Agent"                                           2
"New York Office"                                              3
"Receipt"                                                      3
"record holder"                                                3
"Registrar"                                                    3
"Securities Act"                                               3
"Stock"                                                        3

                           ARTICLE II
               FORM OF RECEIPTS, DEPOSIT OF STOCK,
          EXECUTION AND DELIVERY, TRANSFER, SURRENDER,
              REDEMPTION AND CONVERSION OF RECEIPTS

SECTION 2.01 Form and Transfer of Receipts                     3
SECTION 2.02 Deposit of Stock; Execution and Delivery
             of Receipts in Respect Thereof                    4
SECTION 2.03 Redemption and Conversion of Stock                5
SECTION 2.04 Register of Transfer of Receipts                  8
SECTION 2.05 Combination and Split-ups of Receipts             8
SECTION 2.06 Absence of Withdrawal Rights                      8
SECTION 2.07 Limitations on Execution and Delivery,
             Transfer, Split-up, Combination, Surrender
             and Exchange of Receipts and Withdrawal or
             Deposit of Stock                                  8
SECTION 2.08 Lost Receipts, etc                                9
SECTION 2.09 Cancellation and Destruction of
             Surrendered Receipts                             10

                           ARTICLE III
                 CERTAIN OBLIGATIONS OF HOLDERS
                   OF RECEIPTS AND THE COMPANY

SECTION 3.01 Filing Proofs, Certificates and Other
             Information                                      10
SECTION 3.02 Payment of Taxes or Other Governmental
             Charges                                          10
SECTION 3.03 Withholding                                      11
SECTION 3.04 Representations and Warranties as to Stock       11

                           ARTICLE IV
                       THE STOCK, NOTICES

SECTION 4.01 Cash Distributions                               12
SECTION 4.02 Distributions Other Than Cash                    12
SECTION 4.03 Subscription Rights, Preferences or
             Privileges                                       13
SECTION 4.04 Notice of Dividends, Fixing of Record Date
             for Holders of Receipts                          14
SECTION 4.05 Voting Rights.                                   14
SECTION 4.06 Changes Affecting Stock and
             Reclassifications, Recapitalizations, etc.       15
SECTION 4.07 Reports                                          15
SECTION 4.08 Lists of Receipt Holders                         15

                            ARTICLE V
            THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                  THE REGISTRAR AND THE COMPANY

SECTION 5.01 Maintenance of Offices, Agencies, Transfer
             Books by the Depositary; the Registration        15
SECTION 5.02 Prevention or Delay in Performance by the
             Depositary, the Depositary's Agents, the
             Registrar or the Company                         16
SECTION 5.03 Obligations of the Depositary, the
             Depositary's Agents, the Registrar and the
             Company                                          17
SECTION 5.04 Resignation and Removal of the Depositary,
             Appointment of Successor Depositary              19
SECTION 5.05 Corporate Notices and Reports.                   20
SECTION 5.06 Deposit of Stock by the Company                  20
SECTION 5.07 Indemnification by the Company                   20
SECTION 5.08 Fees, Charges and Expenses                       21

                           ARTICLE VI
                    AMENDMENT AND TERMINATION

SECTION 6.01 Amendment                                        21
SECTION 6.02 Termination                                      21

                           ARTICLE VII
                          MISCELLANEOUS

SECTION 7.01 Counterparts                                     22
SECTION 7.02 Exclusive Benefits of Parties                    23
SECTION 7.03 Invalidity of Provisions                         23
SECTION 7.04 Notices                                          23
SECTION 7.05 Depositary's Agents                              24
SECTION 7.06 Holders of Receipts Are Parties                  24
SECTION 7.07 Governing Law                                    24
SECTION 7.08 Headings                                         24

TESTIMONIUM                                                   25

SIGNATURES                                                    25

EXHIBIT A                                                    A-1




                        DEPOSIT AGREEMENT


     DEPOSIT AGREEMENT, dated as of July 1, 1993 among
Freeport-McMoRan Copper & Gold Inc., a Delaware corporation,
Mellon Securities Trust Company, a New York trust company, as
Depositary, and all holders from time to time of Receipts issued hereunder.

                      W I T N E S S E T H:

     WHEREAS, the Company desires to provide as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Stock with the Depositary, as agent for the beneficial owners of the Stock, for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing an interest in the Stock so deposited; and

     WHEREAS, the Receipts are to be substantially in the form annexed as Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                            ARTICLE I

                           DEFINITIONS

     The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

     "Certificate of Designations" shall mean the Certificate of Designations establishing and setting forth the rights, preferences, privileges and limitations of the Stock.

     "Certificate of Incorporation" shall mean the Certificate of Incorporation, as amended and restated from time to time, of the Company.

     "Common Stock" shall mean the Company's Class A Common
Stock, par value $0.10 per share.

     "Company" shall mean Freeport McMoRan Copper & Gold Inc., a
Delaware corporation, and its successors.

     "Corporate Office" shall mean the office of the Depositary in Ridgefield Park, New Jersey at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 85 Challenger Road.

     "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

     "Depositary" shall mean Mellon Securities Trust company, as Depositary hereunder, and any successor as Depositary hereunder.

     "Depositary Share" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in Stock granted to holders of Receipts pursuant to the terms and conditions of the Deposit Agreement. Each Depositary Share shall represent an interest in 0.05 shares of Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held under this Deposit Agreement. Subject to the terms of this Deposit Agreement, each record holder of a Receipt evidencing a Depositary Share or Shares is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented by such Depositary Share or Shares, including the dividend, conversion, exchange, voting and liquidation rights contained in the Certificate of Designations, and to the benefits of all obligations and duties of the Company in respect of the Stock under the Certificate of Designations and the Certificate of Incorporation.

     "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in
Section 7.05.

     "New York Office" shall mean the office maintained by the Depositary in the Borough of Manhattan, The City of New York, which at the date of this Deposit Agreement is located at 120
Broadway.

     "Receipt" shall mean a Depositary Receipt executed and delivered hereunder, in substantially the form of Exhibit A hereto, evidencing Depositary Share or Shares, as the same may be amended from time to time in accordance with the provisions hereof.

     "record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by or on behalf of the Depositary for such purpose.

     "Registrar" shall mean any bank or trust company appointed to register ownership and transfers of Receipts as herein provided.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stock" shall mean shares of the Company's Step-Up
Convertible Preferred Stock, par value $0.10 per share.

                           ARTICLE II

               FORM OF RECEIPTS, DEPOSIT OF STOCK,
          EXECUTION AND DELIVERY, TRANSFER, SURRENDER,
              REDEMPTION AND CONVERSION OF RECEIPTS

     SECTION 2.01. Form and Transfer of Receipts. Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.

     Receipts may be issued in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their execution.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock or the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

     Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of investment securities in general; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the company or such holder, as the case may be, directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

     Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Stock for transfer and registration in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office.

     Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the New York office, except that, at the request, risk and expense of any person requesting such delivery and for the account of such person, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment by such person to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Stock.

     The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

     SECTION 2.03. Redemption and Conversion of Stock. Whenever the Company shall elect to redeem shares of Stock into shares of Common Stock in accordance with the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 5 business days' prior notice of the proposed date of the mailing of a notice of redemption of Stock and the simultaneous redemption of the Depositary Shares representing the Stock to be redeemed and of the number of such shares of Stock held by the Depositary to be redeemed. The Depositary shall, as directed by the Company in writing, mail, first class postage prepaid, notice of the redemption of Stock and the proposed simultaneous redemption of the Depositary Shares representing the Stock to be redeemed not less than 15 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed at the addresses of such holders as the same appear on the records of the Depositary. Notwithstanding the foregoing, neither failure to mail or publish any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption. The Company shall provide the Depositary with such notice, and each such notice shall state: the redemption date; the number of Depositary Shares to be redeemed if fewer than all the Depositary Shares held by any holder are to be redeemed the number of such Depositary Shares held by such holder to be so redeemed; in the case of a call for redemption, the call price payable upon redemption (and the form of consideration, whether cash, securities or other consideration, on which the redemption call price will be paid); the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for redemption; whether the Company is depositing with a bank or trust company on or before the redemption date, the cash payable by the Company and the proposed date of such deposit; the amount of accrued and unpaid dividends payable per share of Stock to be redeemed to and including such redemption and that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue on such redemption date (unless the Company shall default in delivering cash or other consideration at the time and place specified in such notice). On the date of any such redemption the Depositary shall surrender the certificate or certificates held by the Depositary evidencing the number of shares of Stock to be redeemed in the manner specified in the notice of redemption of Stock provided by the Company pursuant to the Certificate of Designations. The Depositary shall, thereafter, redeem the number of Depositary Shares representing such redeemed Stock upon the surrender of Receipts evidencing such Depositary Shares in the manner provided in the notice sent to record holders of Receipts. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by the Depositary by lot or on a pro rata basis at the direction of the Company.

     Notice having been mailed by the Depositary as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it upon the surrender of the certificate or certificates therefor by the Depositary as described in the preceding paragraph), the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash, securities or form of consideration payable upon redemption upon surrender of such Receipts) shall, to the extent of such Depositary Shares, cease and terminate. The foregoing shall be subject further to the terms and conditions of the Certificate of Designations.

     If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption price (whether to be paid in the form of cash, shares of Common Stock or other form or forms of consideration) and all accrued and unpaid dividends to and including the date fixed for redemption payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption, in whole or in part except as provided in the immediately preceding paragraph of this Section 2.03.

     Whenever a record holder of Receipts shall duly deliver, in person or by a duly authorized attorney, such Receipts (properly endorsed or assigned for transfer, as the Depositary shall require) to the Depositary at the New York office, together with written notice of such record holder's election to convert the Depositary Shares evidenced by such Receipts into Common Stock (provided that any delivery of Receipts evidencing Depositary Shares that have been called for redemption may not occur after the close of business on the date fixed for redemption), the Depositary shall promptly notify the Company of such record holder's election and deliver to the Company certificates evidencing such Stock as are represented by the Depositary Shares evidenced by such Receipts delivered by such record holder for conversion. From and after the close of business on any business day on which a record holder duly delivers the foregoing documents to the Depositary, such Depositary Shares shall be deemed converted into Common Stock at a conversion rate to be communicated to the Depositary in writing, which conversion rate will be equal to 0.05 times the conversion rate for each share of Stock as set forth in the Certificate of Designations.

     From and after the conversion date (unless the Company shall have failed to convert the shares of Stock to be converted by it upon the surrender of the certificate or certificates therefor by the Depositary as described in the immediately preceding paragraph), the Depositary Shares subject to conversion shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash, securities or shares of Common Stock payable upon conversion upon surrender of such Receipts) shall, to the extent of such Depositary Shares, cease and terminate.

     To the extent that Depositary Shares are converted into shares of Common Stock and all of such shares of Common Stock cannot be distributed to the record holders of Receipts converted without creating fractional interests in such shares, the Company may distribute, or cause to be distributed, cash to such holders in lieu of delivery of such fractional shares or, if the Company elects not to make or cause to be made such a distribution, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such shares of Common Stock at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such shares of Common Stock.

     SECTION 2.04. Register of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof at the Corporate Office, the New York Office or such other office as the Depositary may designate for such purpose, by the record holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     SECTION 2.05. Combination and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office, the New York Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

     SECTION 2.06. Absence of Withdrawal Rights. Holders of
Depositary Receipts are not entitled to receive the shares of Stock or money and other property, if any, represented by the Depositary Shares evidenced by such Receipts.

     SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up Combination, Surrender and Exchange of Receipts and Withdrawal or Deposit of Stock. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the delivery of any distribution thereon or the withdrawal or deposit of Stock, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn or with respect to the Common Stock or other securities or property of the Company being issued upon conversion or redemption); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

     The deposit of Stock may be refused, the delivery of Receipts against Stock or the registration of transfer, split-up, combination, surrender or exchange of outstanding Receipts and the withdrawal of deposited Stock may be suspended (i) during any period when the register of stockholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Stock that are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such shares of Stock.

     SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser; provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary or the payment of any charges incurred by the Depositary in obtaining insurance in lieu of such indemnification and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

     SECTION 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                           ARTICLE III

                 CERTAIN OBLIGATIONS OF HOLDERS
                   OF RECEIPTS AND THE COMPANY

     SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the registration of transfer, redemption, conversion or exchange of any Receipt, the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     SECTION 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to (i) any Receipt, (ii) the Depositary Shares evidenced by such Receipt,
(iii) the Stock (or fractional interest therein) or other property represented by such Depositary Shares, or (iv) any transaction referred to in Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt, who shall pay the amount thereof to the Depositary. Until such payment is made, registration of transfer of any Receipt or any split-up or combination thereof or any withdrawal of the Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock or other property (including Common Stock received in connection with a conversion or redemption of Stock) represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03. Withholding. The Depositary shall act as the tax withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts, and the Stock, Common Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities.

     SECTION 3.04. Representations and Warranties as to Stock. In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts therefor.

                           ARTICLE IV

                       THE STOCK, NOTICES

     SECTION 4.01. Cash Distribution. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

     SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company after consultation with the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any tax withholding or securities law requirement), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company which approval shall not be unreasonably withheld, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

     SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines and instructs the Depositary that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, in each case, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

     If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.04. Notice of Dividends Fixing of Record Date for Holders of Receipts. Whenever (i) any cash dividend or other cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or of the mandatory conversion of, or any election on the part of the Company to call for the redemption or exchange of, any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such conversion, exchange or redemption.

     SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designations, to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary shares and
(iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

     SECTION 4.06. Changes Affecting Stock and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

     SECTION 4.07. Reports. The Company or, at the option of the Company, the Depositary shall forward to the holders of Receipts any reports and communications received from the Company that are received by the Depositary as the holder of Stock.

     SECTION 4.08. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary. At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary, any Depositary's Agent or the Registrar, take copies thereof and require the Depositary, any Depositary's Agent or the Registrar to supply copies of such portions of such records as the Company may request.

                            ARTICLE V

            THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                  THE REGISTRAR AND THE COMPANY

     SECTION 5.01. Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain (i) at the New York Office facilities for the execution and delivery, registration, registration of transfer, surrender and exchange, split-up, combination, redemption, exchange and conversion of Receipts and deposit and withdrawal of Stock and (ii) at the Corporate Office and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration, registration of transfer, surrender and exchange, split-up, combination, conversion, exchange and redemption of Receipts and deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

     The Depositary, acting as transfer agent and Registrar, shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more stock exchanges, the Depositary shall, with the approval of the Company, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with the requirements of such exchange or exchanges. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange or exchanges) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. In addition, if the Receipts, such Depositary Shares or such Stock are listed on one or more stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange, split-up, combination, redemption or conversion of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulations.

     SECTION 5.02. Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Registrar or any Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designations or, in the case of the Company, the Depositary, the Registrar or any Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of the Depositary, any Depositary's Agent or the Registrar, if any such exercise or failure to exercise discretion is caused by its negligence or bad faith.

     SECTION 5.03. Obligations of the Depositary. the Depositary's Agents. the Registrar and the Company. The Company assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to holders or other persons, except to perform in good faith such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement. Each of the Depositary, the Depositary's Agents and the Registrar assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith.

     Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The Depositary, the Registrar and any Depositary's Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

     It is intended that neither the Depositary nor any Depositary's Agent nor the Registrar shall be deemed to be an "issuer" of the Stock, the Depositary Shares, the Receipts or the Common Stock or other securities issued upon conversion, exchange or redemption of the Stock under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent and the Registrar are acting only in a ministerial capacity; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent nor the Registrar makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

     The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

     SECTION 5.04. Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice via registered mail of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning or removed Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

     Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

     SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Certificate of Incorporation and the Certificate of Designations to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

     SECTION 5.06. Deposit of Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock if such Stock is required to be registered under the provisions of the Securities Act and no registration statement is at such time in effect as to such Stock.

     SECTION 5.07. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable fees and expenses of counsel) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

     SECTION 5.08. Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If, at the request of a holder of a Receipt, the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.

                           ARTICLE VI

                    AMENDMENT AND TERMINATION

     SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts and unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares outstanding. Every holder of an outstanding Receipt at the time 90 days after such notice of amendment shall have been given shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.06 and 2.07 and
Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

     SECTION 6.02. Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.

     If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except as provided below and that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts, without liability for interest thereon, upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold in a segregated account the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not heretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its best efforts to list the underlying Stock on the New York Stock Exchange, Inc.

                           ARTICLE VII

                          MISCELLANEOUS

     SECTION 7.01. Counterparts. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the New York Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

     SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04. Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at 1615 Poydras St., New Orleans, Louisiana 70112, Attention: Secretary, or at any other place to which the Company may have transferred its principal executive office.

     Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

     Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.05. Depositary's Accents. The Depositary may, with the approval of the Company which approval shall not be unreasonably withheld, from time to time appoint one or more Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may vary or terminate the appointment of such Depositary's Agents.

     SECTION 7.06. Holders of Receipts Are Parties. Notwithstanding that holders of Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions, and be entitled to all of the benefits, hereof and of the Receipts by acceptance of delivery of Receipts.

     SECTION 7.07. Governing Law. This Deposit Agreement and the
Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

     SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit
Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, Freeport-McMoRan Copper & Gold Inc. and Mellon Securities Trust Company have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                               FREEPORT-McMoRan COPPER & GOLD INC.
Attest:


By:__________________________   By:______________________________
                                         Authorized Officer

Attest:                        MELLON SECURITIES TRUST COMPANY


By:__________________________   By:______________________________
                                         Authorized Officer